As filed with the Securities and Exchange Commission on May 22, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)
35-2206895
(I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor, Chevy Chase, MD	20815 (Zip Code)
(Address of registrant’s principal executive offices)

CapitalSource Inc. Third Amended and Restated Equity Incentive Plan
(Full title of the Plan)
Steven A. Museles
Chief Legal Officer
CapitalSource Inc.
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815
(Name and address of agent for service)
(301) 841-2700
(Telephone number, including area code, of agent for service)
Copy to:
James E. Showen, Esq.
Kevin L. Vold, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum	Amount of
Title of securities	to be	offering price	aggregate offering	registration
to be registered	Registered (1)	per share (2)	price (2)	fee (2)
Common Stock, par value $0.01 per share	19,000,000	$23.49	$446,310,000	$47,755

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of Common Stock to be offered or sold pursuant to the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan that may be issued as a result of the antidilution and other adjustment provisions therein.

(2)	Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on May 17, 2006.

EXPLANATORY STATEMENT
          We are filing this registration statement to register an additional 19,000,000 shares of our Common Stock for issuance pursuant to the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders, were approved by our stockholders at our 2006 Annual Meeting of Stockholders, held on April 27, 2006. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements related to the Plan on Form S-8 filed on August 7, 2003 (File No. 333-107725) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          We hereby incorporate by reference into this registration statement the following documents filed with the Commission:
(1)	Annual Report on Form 10-K for year ended December 31, 2005.

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

(3)	Current Reports on Form 8-K filed on January 4, 2006, January 30, 2006, February 9, 2006, February 28, 2006, March 3, 2006, March 8, 2006, March 15, 2006, March 20, 2006, April 17, 2006 and May 3, 2006.

(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A/A, filed on May 22, 2006 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description.
          In addition, all documents filed subsequent to the filing date of this registration statement by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement except as indicated herein.
Item 8. Exhibits.

Exhibit
No.	Description

5.1	Opinion of Hogan & Hartson L.L.P. regarding the validity of the Common Stock registered hereby.

10.12	CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on May 3, 2006).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chevy Chase, State of Maryland on this 22nd day of May, 2006.

CAPITALSOURCE INC.
By:	/s/ John K. Delaney
John K. Delaney
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John K. Delaney, Thomas A. Fink and Steven A. Museles and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of May, 2006:

Signature	Title

/s/ John K. Delaney	Chairman of the Board and Chief Executive Officer

John K. Delaney	(Principal Executive Officer)

/s/ Jason M. Fish	Vice Chairman and Chief Investment Officer

Jason M. Fish

/s/ Thomas A. Fink	Chief Financial Officer

Thomas A. Fink	(Principal Financial and Accounting Officer)

Signature	Title

/s/ William G. Byrnes	Director

William G. Byrnes

/s/ Frederick W. Eubank, II	Director

Frederick W. Eubank, II

/s/ Andrew B. Fremder	Director

Andrew B. Fremder

/s/ Tully M. Friedman	Director

Tully M. Friedman

/s/ Sara L. Grootwassink	Director

Sara L. Grootwassink

Director

Timothy M. Hurd

Director

Dennis P. Lockhart

/s/ Thomas F. Steyer	Director

Thomas F. Steyer

Director

Paul R. Wood

EXHIBIT INDEX

Exhibit
No.	Exhibit

5.1	Opinion of Hogan & Hartson L.L.P. regarding the validity of the Common Stock registered hereby.

10.12	CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on May 3, 2006).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).